Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics, Inc. (CTI) Announces Agreement to Acquire SMi; Gains Global Rights to Brostallicin, in a New Class of Cancer Killing Agents

Acquisition will provide CTI with a new drug candidate, licensed from Nerviano Medical Sciences, Italy’s largest oncology research and development company, and strategic affiliation with renowned genomic research institute, TGen

July 25, 2007 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTAX: CTIC) announced today it has entered into an agreement to acquire Systems Medicine, Inc. (SMi), a privately held oncology company, in a stock for stock merger valued at $20 million. SMi stockholders could also receive a maximum of $15 million in additional consideration, payable in either cash or shares of CTI common stock, upon the achievement of certain regulatory milestones. Under the terms of the agreement, SMi will continue to operate as a wholly-owned subsidiary of CTI, utilizing its genomic-based platform to guide development of CTI’s oncology products, including Brostallicin. Daniel D. Von Hoff, M.D., a founder of SMi, and currently Physician-in-Chief and Director of the Clinical Translational Research Division at the Translational Genomics Research Institute (TGen), as well as Chief Scientific Officer of U.S. Oncology, is expected to head CTI’s strategic product portfolio committee. Richard L. Love, a founder of SMi and former founder and CEO of ILEX Oncology, is expected to join CTI’s Board of Directors.

The acquisition remains subject to conditions to closing outlined in the merger agreement.

Key highlights of the acquisition include:

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Worldwide rights to Brostallicin, a DNA minor groove binding agent with proven anti-tumor activity and a favorable safety profile in more than 200 patients treated to date in clinical trials. Brostallicin is currently in phase II clinical studies.

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Leverages SMi’s strategic affiliation with TGen, utilizing their extensive genomic platform and high throughput capabilities to target a cancer drug’s ‘context-of-vulnerability’ guiding clinical trials toward patient populations where the highest likelihood of success should be observed, thereby potentially lowering risk and shortening time to market.

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•	Brings a team of renowned cancer drug development experts and industry veterans with proven track record to CTI.

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Brostallicin fills CTI’s clinical pipeline gap, with potential for market approval as early as 2010, following the potential launches of pixantrone and XYOTAX™ (paclitaxel poliglumex, CT-2103) which are expected in early and late 2009, respectively.

•	Incremental operating expense from Brostallicin clinical development is expected to have minimal impact on burn rate.

“We expect Brostallicin and SMi will fit perfectly with CTI’s effort to develop individualized cancer medicines where genomic targeting of specific populations of patients should increase the probability of clinical success and patient benefit, while at the same time offering us the potential to market an additional solid tumor indication product in the United States alongside our XYOTAX program with partner Novartis,” commented James A. Bianco, M.D., President and CEO of CTI. “SMi brings a strong team of people with extensive experience in drug development, including founder and visionary, Dan Von Hoff, and President and CEO, Jeff Jacob. We are excited to have Jeff and his team leading the Systems Medicine subsidiary guiding the development path of our current preclinical drug candidates and also providing CTI access to other potentially exciting cancer drugs for our portfolio or for out-licensing opportunities.”

“CTI is one of a few companies that, like SMi, recognize the benefit of the convergence of genomics in guiding clinical trials,” noted Jeffrey E. Jacob, President and CEO of SMi. “Our team has been impressed with CTI’s drug development skills and capabilities as well as their current product pipeline and strategy. We see this proposed business combination as a true win-win relationship not only for our respective companies, but also for patients by potentially expediting the development and potential commercial access to this important new class of cancer fighting agents. We believe this merger provides us and CTI with a unique critical mass in oncology drug development.”

About Brostallicin – a New Class of Cancer Drug

Brostallicin was discovered at Pharmacia and developed by Nerviano Medical Sciences (NMS) the largest pharmaceutical research and development facility in Italy and one of the largest oncology-focused, integrated discovery and development companies in Europe. Following a merger between Pfizer and Pharmacia, the rights to Brostallicin were assigned to NMS which continued its development and ultimately licensed worldwide rights to SMi.

Brostallicin is a synthetic second-generation DNA minor groove binder with potent cancer killing activity in experimental tumors models. The mechanism of DNA interaction is novel, since it binds covalently to DNA within the DNA minor groove. Prior to this discovery, most cancer drugs have targeted binding to the major groove in DNA leading to the successful introduction of several new classes of anticancer drugs, including topoisomerase inhibitors such as camptothecins and anthracyclines. By binding to the minor groove, Brostallicin targets a new

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means to interfere with DNA division and lead to tumor cell death. Brostallicin has demonstrated synergism in vitro in combination with standard cytotoxic agents as well as newer targeted therapies

More than 200 patients have been treated with Brostallicin in single-agent and combination studies. Brostallicin had predictable and predominantly hematologic toxicities. Activity was demonstrated in a number of solid tumor types. A phase II study of Brostallicin in relapsed/refractory soft tissue sarcoma met its pre-defined activity and safety hurdles and resulted in a first-line phase II study that is currently being conducted by the European Organization for Research and Treatment of Cancer (EORTC).

“Brostallicin belongs to an exciting new class of drugs called minor groove binders. Brostallicin has a potentially unique ability to become more active in tumors that are resistant to other cancer drugs. Moreover, its anti-tumor activity remains high in the presence of a number of critical cancer-causing genetic abnormalities that cause resistance to standard anti-cancer agents. This activity profile makes it of extreme interest in designing trials to test its activity in targeted patients with certain genetic abnormalities,” said Jack W. Singer, M.D., Chief Medical Officer at CTI. “The extensive preclinical profiling of this agent, coupled with the fact that the EORTC has advanced Brostallicin to a randomized phase II trial in first-line treatment of sarcoma as a result of a successful phase II effort in patients with prior therapy, underscores the potential of this product. And, the opportunity to get one of the most respected teams in cancer drug development involved in the development of our current drug pipeline will make this a very strong acquisition for CTI.”

A Synergistic Partnership

“Both CTI and SMi have strong ties to Italy, with all of our preclinical development being done in our Bresso facility and SMi’s close relationship with NMS based in Milan,” said Bianco. “Italy has a strong reputation as a leader in oncology drug development and we expect that this synergy will enable us to explore other scientific and development collaborations between our Bresso scientists and those at NMS. For example, we are discussing whether or not NMS could manufacture pixantrone for us in addition to manufacturing Brostallicin.”

“NMS licensed Brostallicin to Systems Medicine because SMi has an outstanding reputation in drug development, combining pharmacogenomics and bioinformatics with experienced preclinical, clinical, and regulatory expertise,” said Giampiero Duglio, Managing Director of NMS. “Finding and exploiting cancer’s ‘context of vulnerability’ – SMi’s expertise – should facilitate the development of Brostallicin. We also are very pleased that CTI and SMi intend to join forces – the combination of people, infrastructure and expertise increases our confidence in the Brostallicin development plan.”

About Systems Medicine, Inc. (SMi)

Systems Medicine, Inc. (SMi) applies a systems biology approach to drug development, combining pharmacogenomics and bioinformatics with experienced preclinical, clinical, and

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regulatory expertise to find and exploit a specific cancer’s ‘context-of-vulnerability.’ Specifically, SMi defines the molecular and genetic alterations (context) that cause cancer cells to be particularly sensitive (vulnerable) to a drug or combination of drugs—the ‘context-of-vulnerability’.

SMi has a strategic affiliation with the Translational Genomics Research Institute (TGen), a not-for-profit research institute located in Phoenix, Arizona. TGen holds founders stock in SMi. SMi has an agreement with TGen to translate new drug discoveries into cancer clinical trials utilizing TGen’s genomic capabilities to identify mechanisms and cancer types that would be most susceptible to a given cancer drug’s effectiveness.

About the Founders of SMi

SMi’s team includes Richard Love, a founder and Chairman of the Board of SMi and a Partner of Translational Accelerators, LLC, an Arizona-based venture capital fund. He started two biopharmaceutical companies, Triton Biosciences Inc. and ILEX Oncology, serving as CEO in both, where he led teams that were responsible for the clinical development of numerous important therapeutic products, four of which are currently used in the practice of medicine: Betaseron®, Fludara®, CAMPATH®, and Clolar™. Love serves on the Boards of PAREXEL International Inc., ImaRx Therapeutics Inc. and Molecular Profiling Institute.

Daniel D. Von Hoff, M.D. is SMi’s principal founder and continues to play a vital role in guiding SMi’s clinical operations and overall strategy. Von Hoff is also Physician-in-Chief at TGen, as well as Professor of Medicine, Molecular and Cellular Biology and Pathology at the University of Arizona and Chief Scientific Officer for U.S. Oncology. Von Hoff focuses on the discovery and development of new anticancer agents and was deeply involved in the development of mitoxantrone, fludarabine, paclitaxel, docetaxel, gemcitabine, CPT-11, and others.

Jeff Jacob, CEO and a founder of SMi, is a founding Board Member of CPATH Institute, a non-profit endeavor co-founded by the U.S. Food and Drug Administration (FDA), University of Arizona, and SRI International. Jacob brings extensive experience in early stage technology venture development.

Timothy Williamson is CBO and a founder of SMI. Tim’s industry experience includes senior positions at Merck, Genentech, Boehringer Mannheim, ILEX Oncology and DirectGene playing key roles in the commercialization of many products including: Merck’s HEPTAVAX-B®, RECOMBIVAX-B®, NOROXIN®, MEFOXIN® and PRIMAXIN®; Genentech’s PROTROPIN® and ACTIVASE®; Boehringer Mannheim’s ANEXSIA®; and, ILEX’s CAMPATH®.

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About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.cticseattle.com.

About NMS

Nerviano Medical Sciences (NMS) is a private company in Italy, wholly owned by the Rome-based Congregation of the Sons of the Immaculate Conception (CSIC). It was incorporated in May 2004 following a spin-off from Pfizer. Nearly 680 highly qualified scientists, technicians and managers work on oncology projects from target validation through clinical phase II. For additional information, please visit www.nervianoms.com.

About the Transaction

The securities of CTI being offered to security holders of SMi have not been registered under the Securities Act, and are being offered only to certain security holders of SMi pursuant to an exemption from the registration requirements of the Securities Act. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the risks and uncertainties include risks associated with the closing of the acquisition, risks associated with the development of XYOTAX, pixantrone, and Brostallicin, preclinical and clinical developments in the biopharmaceutical industry in general and with XYOTAX, pixantrone, and Brostallicin in particular including, without limitation, the potential failure of XYOTAX, pixantrone, and Brostallicin to prove safe and effective for treatment of lung and ovarian cancers, lymphoma, and sarcomas, determinations by regulatory, patent and administrative governmental authorities, competitive factors, technological developments, costs of developing, producing and selling XYOTAX, pixantrone, and Brostallicin, and the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 8-K, and 10-Q. Except as may be required by Italian law, CTI is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Susan Callahan

T: 206.272.4472

F: 206.272.4434

E: media@ctiseattle.com

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Investors Contact:

Leah Grant

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

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In Italy Contact:

Elena Murador

T: 39.02.610.35.808

E: invest@ctiseattle.com

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